BY-LAWS

for the regulation, except as

otherwise provided by statue or

the Agreement and Declaration of Trust, of

HARBOR ETF TRUST

A Delaware Statutory Trust

BY-LAWS OF HARBOR ETF TRUST

Adopted as of April 13, 2021 and revised as of January 10, 2024

ARTICLE I

DEFINITIONS

All capitalized terms have the respective meanings given them in the Declaration of Trust of Harbor ETF Trust dated April 13, 2021, as amended or restated from time to time.

ARTICLE II

OFFICES

Section 1. Principal Office. Until changed by the Trustees, the principal office of the Trust shall be in Chicago, Illinois.

Section 2. Other Offices. The Trust may have offices in such other places without as well as within the State of Delaware as the Trustees may from time to time determine.

Section 3. Registered Office and Registered Agent. The Board of Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust’s registered agent for service of process in the State of Delaware an individual resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.

ARTICLE III

SHAREHOLDERS

Section 1. Meetings. Meetings of the Shareholders of the Trust or a Series or Class thereof shall be held as provided in the Declaration of Trust at such place (including by remote communication, as applicable) within or without the State of Delaware as the Trustees shall designate. The holders of one-third of the Outstanding Shares of the Trust or a Series or Class thereof present in person or by proxy and entitled to vote shall constitute a quorum at any meeting of the Shareholders of the Trust or a Series or Class thereof.

Section 2. Notice of Meetings. Notice of all meetings of the Shareholders, stating the time, place (including that the meeting will be held by remote communication, as applicable) and purposes of the meeting, shall be given by the Trustees by mail or telegraphic or electronic means to each Shareholder at his address as recorded on the register of the Trust mailed at least (10) days and not more than ninety (90) days before the meeting, provided, however, that notice of a meeting need not be given to a Shareholder to whom such notice need not be given under the proxy rules of the Commission under the 1940 Act and the Securities Exchange Act of 1934, as amended. Only the business stated in the notice of the meeting shall be considered at such meeting. No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

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Section 3. Record Date for Meetings and Other Purposes. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than ninety (90) days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determination of the persons to be treated as Shareholders of record for such purposes, except for dividend payments which shall be governed by the Declaration of Trust.

Section 4. Postponement, Adjournment and Change of Place of Meetings. Prior to the date upon which any meeting of Shareholders is to be held, the Trustees may, in their sole discretion, which may be delegated to the officers of the Trust, postpone or change the place of such meeting (including by specifying that the meeting will be held by remote communication) one or more times for any reason by giving, within a reasonable period of time prior to such meeting, notice to each Shareholder entitled to vote at such meeting of the place (including that the meeting will be held by remote communication), date and hour at which such meeting will be held. Such notice shall be given not fewer than two (2) days before the date of such meeting and otherwise in accordance with Section 2. Any Shareholders’ meeting, whether or not a quorum is present, may be adjourned by the chairman of the meeting or a vote of the Shareholders in accordance with the provisions of these By-laws. No notice of adjournment of a meeting to another time or place need be given to Shareholders. Any adjourned meeting may be held at such time and place (including by remote communication, as applicable) as determined by the Trustees or by the chairman of the meeting or the officers of the Trust or other authorized persons pursuant to delegated authority from the Trustees in the sole discretion of such Trustees, chairman, officers or authorized persons and announced at the meeting. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting. If, after a postponement or adjournment, a new record date is fixed for the postponed or adjourned meeting, the Trustees shall give notice of the postponed or adjourned meeting to Shareholders of record entitled to vote at such meeting. If a quorum is present with respect to any one or more proposals, the chairman of the meeting may, but shall not be required to, cause a vote to be taken with respect to any such proposal or proposals which vote can be certified as final and effective notwithstanding the adjournment of the meeting with respect to any other proposal or proposals.

Section 4. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, facsimile, other electronic means or otherwise) by the shareholder or the shareholder’s attorney-in-fact. Proxies may be given by any electronic or telecommunication device except as otherwise provided in the Declaration of Trust. Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Each whole share shall be entitled to one vote as to any matter on which it is entitled by the Declaration of Trust to vote and fractional shares shall be entitled to a proportionate fractional vote. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

Section 5. Meetings By Remote Communication. The Trustees may, in their sole discretion, determine that a meeting of Shareholders may be held solely by means of remote communication. If authorized by the Trustees, in their sole discretion, and subject to such guidelines and procedures as the Trustees may adopt, Shareholders and proxyholders not physically present at a meeting of Shareholders may, by means of remote communication: (a) participate in a meeting of Shareholders; and (b) be deemed present in person and vote at a meeting of Shareholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (i) the Trust shall implement such measures as the Trustees deem to be reasonable (A) to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Shareholder or proxyholder; and (B) to provide such Shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders; and (ii) if any Shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Trust.

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Section 6. Abstentions and Broker Non-Votes. Outstanding Shares represented in person or by proxy (including Shares which abstain or do not vote with respect to one or more of any proposals presented for Shareholder approval) will be counted for purposes of determining whether a quorum is present at a meeting. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the number of Shares that are present and entitled to vote with respect to any particular proposal, but will not be counted as a vote in favor of such proposal. If a broker or nominee holding Shares in “street name” indicates on the proxy that it does not have discretionary authority to vote as to a particular proposal, those Shares will not be considered as present and entitled to vote with respect to such proposal.

Section 7. Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Delaware business corporation.

Section 8. Action without Meeting. Any action which may be taken by Shareholders may be taken without a meeting if a majority of Outstanding Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by law) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.

ARTICLE IV

TRUSTEES

Section 1. Meetings of the Trustees. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the President, the Chair or by any one of the Trustees, at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting, or shall be given by telephone, cable, wireless, facsimile or other electronic mechanism to each Trustee at his business address, or personally delivered to him at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting. The Trustees may meet by means of telephonic, video or similar means of communication through which all persons participating in the meeting can hear each other at the same time and participation by such means shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation through telephonic, video or similar means of communication shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if a majority of the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees’ meetings. Such consents shall be treated as a vote for all purposes.

Section 2. Quorum and Manner of Acting. A majority of the Trustees shall be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration of Trust or these By-laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

Section 3. Advisory Board. The Trustees may establish an Advisory Board (as that term is defined in the 1940 Act) and appoint one or more members. Members of such Advisory Board shall not be Trustees, officers, employees of the investment adviser of the Trust or employees of an affiliate of the investment adviser, and need not be Shareholders. A member of such Advisory Board shall hold office for such period as the Trustees may determine and may resign therefrom by a written instrument signed by him or her which shall take effect upon its delivery to the Trustees. The Trustees may remove such an Advisory Board member at any time, with or without cause. The Advisory Board shall have no legal powers and shall not perform the functions of Trustees, such Advisory Board being intended merely to act in an advisory capacity. Such Advisory Board shall meet at such times and upon such notice as the Trustees may provide.

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ARTICLE V

COMMITTEES

Section 1. Organization. The Trustees may designate one or more Committees of the Trustees. The number composing such Committees and the powers conferred upon the same shall be determined by the vote of a majority of the Trustees. All members of such Committees shall hold office at the pleasure of the Trustees. Any Committee to which the Trustees delegate any of their powers shall maintain records of its meetings and shall report its actions to the Trustees. The Trustees shall have the power at any time to fill vacancies in the Committees. The Trustees may delegate to these Committees any of its powers, subject to the limitations of applicable law. The Trustees may designate a Chair of any such Committee. In the absence of such designation the Committee may elect its own chair.

Section 2. Executive Committee. The Trustees may elect from their own number an Executive Committee to consist of not less than three (3) members, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust or a Series thereof, and shall have such other powers and perform such other duties as the Trustees may, from time to time, delegate to them except those powers and duties which by law, the Declaration of Trust or these By-laws they are prohibited from so delegating.

Section 3. Nominating Committee. The Trustees may elect from their own number a Nominating Committee composed entirely of Trustees who are not interested persons (as that term is defined in the 1940 Act of the Trust or any investment adviser or principal underwriter of the Trust (each, an “Independent Trustee”). The Nominating Committee shall have the power to select and nominate candidates to serve as Independent Trustees, and shall have such other powers and perform such other duties as the Trustees may, from time to time, delegate to them except those powers and duties which by law, the Declaration of Trust or these By-laws they are prohibited from so delegating.

Section 4. Audit Committee. The Trustees may elect from their own number an Audit Committee composed entirely of Independent Trustees. The Audit Committee shall have the power to review and evaluate the audit function, including recommending an independent registered public accounting firm to the Trustees, and shall have such other powers and perform such other duties as the Trustees may, from time to time, delegate to them except those powers and duties which by law, the Declaration of Trust or these By-laws they are prohibited from so delegating.

Section 5. Other Committees. The Trustees may appoint other Committees whose members need not be Trustees. Each such Committee shall have such powers and perform such duties as the Trustees may, from time to time, delegate to them except those powers and duties which by law, the Declaration of Trust or these By-laws they are prohibited from so delegating.

Section 6. Meetings, Quorum and Manner of Acting. The Trustees may (1) provide for stated meetings of any Committee, (2) specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (5) authorize the members of a Committee to meet by means of telephonic, video or similar means of communication. In the absence of an appropriate resolution of the Trustees, each Committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable.

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ARTICLE VI

OFFICERS

Section 1. General Provisions. The officers of the Trust shall be a President, a Treasurer, a Secretary and a Chief Compliance Officer. Each of the officers except the Chief Compliance Officer shall be elected by the Trustees. The Chief Compliance Officer shall be elected by the Trustees, including a majority of the Independent Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

Section 2. Term of Office and Qualifications. Except as otherwise provided by law, the Declaration of Trust or these By-laws, the President, the Treasurer, the Secretary, the Chief Compliance Officer and any other officer shall each hold office at the pleasure of the Board of Trustees or until his successor shall have been duly elected and qualified. The Chief Compliance Officer may only be removed by action of the Trustees which includes a majority of the Independent Trustees. The Secretary and the Treasurer may be the same person. A Vice President and the Treasurer or a Vice President and the Secretary may be the same person, but the offices of Vice President, Secretary and Treasurer shall not be held by the same person. The President shall hold no other office; however the President may serve as a Trustee or as Trustee and Chair. Except as above provided, any two offices may be held by the same person. Any officer may be but none need be a Trustee or Shareholder.

Section 3. Removal. The Trustees, at any regular or special meeting of the Trustees, may remove any officer with or without cause, by a vote of a majority of the Trustees then in office. Any officer or agent appointed by an officer or committee may be removed with or without cause by such appointing officer or committee.

Section 4. Powers and Duties of the Chair. The Trustees may appoint from among their number a Chair, unless the appointment of a Chair is required by applicable law in which case the Trustees shall appoint a Chair from among their number. If required by the 1940 Act, the Chair shall be an Independent Trustee. When present the Chair shall preside at the meetings of the Shareholders and of the Trustees. If the Chair is not present at any such meeting and no Vice Chair has been appointed, the Independent Trustee with the longest tenure as Trustee shall serve as Chair for purposes of that meeting. The Chair may call meetings of the Trustees and of any committee thereof whenever he deems it necessary. He may but need not be an executive officer of the Trust. If the Chair is an Independent Trustee, he may not also be an executive officer of the Trust.

Section 5. Powers and Duties of the President. The President may call meetings of the Trustees and of any Committee thereof when he deems it necessary and shall preside at all meetings of the Shareholders. Subject to the control of the Trustees and to the control of any Committees of the Trustees, within their respective spheres, as provided by the Trustees, he shall at all times exercise a general supervision and direction over the affairs of the Trust. He shall have the power to employ attorneys and counsel for the Trust or any Series or Class thereof and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust or any Series or Class thereof. He shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust or any Series thereof. The President shall have such other powers and duties, as from time to time may be conferred upon or assigned to him by the Trustees.

Section 6. Powers and Duties of Vice Presidents. In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees, shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees and the President.

Section 7. Powers and Duties of the Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. He shall deliver all funds of the Trust or any Series or Class thereof which may come into his hands to such Custodian as the Trustees may employ pursuant to Article X of these By-laws. He shall render a statement of condition of the finances of the Trust or any Series or Class thereof to the Trustees as often as they shall require the same and he shall in general perform all the duties incident to the office of a Treasurer and such other duties as from time to time may be assigned to him by the Trustees. The Treasurer shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

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Section 8. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that purpose; he shall have custody of the seal of the Trust; he shall have charge of the Share transfer books, lists and records unless the same are in the charge of a transfer agent. He shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-laws and as required by law; and subject to these By-laws, he shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees.

Section 9. Powers and Duties of Assistant Officers. In the absence or disability of the Treasurer, any officer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each officer shall perform such other duties as from time to time may be assigned to him by the Trustees. Each officer performing the duties and exercising the powers of the Treasurer, if any, and any Assistant Treasurer, shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

Section 10. Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Trustees.

Section 11. Powers and Duties of the Chief Compliance Officer. There shall be an officer of the Trust designated by the Trustees as the Chief Compliance Officer. The Chief Compliance Officer shall be responsible for overseeing the compliance program maintained by the Trust for complying with the federal securities laws and shall perform such other duties as may be assigned to him from time to time by the Trustees.

Section 12. Compensation of Officers and Trustees and Members of the Advisory Board. Subject to any applicable provisions of the Declaration of Trust, the compensation of the officers and Trustees and members of an advisory board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Trust and each Series shall be fixed and refixed or changed from time to time by the Trustees. The taxable year of each Series of the Trust shall be as determined by the Trustees from time to time.

ARTICLE VIII

SEAL

The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

ARTICLE IX

SUFFICIENCY AND WAIVERS OF NOTICE

Whenever any notice whatever is required to be given by law, the Declaration of Trust or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been sent by mail, telegraph, cable, wireless, facsimile or other electronic means for the purposes of these By-laws when it has been delivered to a representative of any company holding itself out as capable of sending notice by such means with instructions that it be so sent.

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ARTICLE X

CUSTODY OF SECURITIES

Section 1. Employment of a Custodian. The Trust shall place and at all times maintain in the custody of one or more Custodians (including any sub-custodian for the Custodian) all funds, securities and similar investments included in the Trust Property or the Trust Property allocated or belonging to a Series thereof. The Custodian (and any sub-custodian) shall be a bank having not less than $2,000,000 aggregate capital, surplus and undivided profits and shall be appointed from time to time by the Trustees, who shall fix its remuneration.

Section 2. Action Upon Termination of Custodian Agreement. Upon termination of a Custodian Agreement or inability of the Custodian to continue to serve, the Trustees shall promptly appoint a successor custodian, but in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the Trustees shall call as promptly as possible a special meeting of the Shareholders of the Trust or a Series thereof to determine whether the Trust or Series thereof shall function without a custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding voting securities, the Custodian shall deliver and pay over all Trust Property or the Trust Property allocated or belonging to a Series thereof held by it as specified in such vote.

Section 3. Provisions of Custodian Contract. The following provisions shall apply to the employment of a Custodian and to any contract entered into with the Custodian so employed:

The Trustees shall cause to be delivered to the Custodian all securities included in the Trust Property or the Trust Property allocated or belonging to a Series thereof or to which the Trust or such Series may become entitled, and shall order the same to be delivered by the Custodian only in completion of a sale, exchange, transfer, pledge, loan of securities to another person, or other disposition thereof, all as the Trustees may generally or from time to time require or approve or to a successor Custodian; and the Trustees shall cause all funds included in the Trust Property or the Trust Property allocated or belonging to a Series thereof or to which it may become entitled to be paid to the Custodian, and shall order the same disbursed only for investment against delivery of the securities acquired, or the return of cash held as collateral for loans of fund securities, or in payment of expenses, including management compensation, and liabilities of the Trust or Series or a Class thereof, including distributions to Shareholders, or for other proper Trust purposes, or to a successor Custodian. Notwithstanding anything to the contrary in these By-laws, upon receipt of proper instructions, which may be standing instructions, the Custodian may deliver funds in the following cases: In connection with repurchase agreements, the Custodian shall transmit, prior to receipt on behalf of the Trust or Series thereof of any securities or other property, funds from the custodian account of the Trust or Series thereof to a special custodian approved by the Trustees of the Trust, which funds shall be used to pay for securities to be purchased by the Trust or Series thereof subject to the obligation of the Trust or Series thereof to sell and the seller’s obligation to repurchase such securities. In such case, the securities shall be held in the custody of the special custodian. In connection with the purchase or sale of financial futures contracts, the Custodian shall transmit, prior to receipt on behalf of the Trust of any securities or other property, funds from the custodian account of the Trust or Series thereof in order to furnish to and maintain funds with brokers as margin to guarantee the performance of the futures obligations of the Trust or Series thereof in accordance with the applicable requirements of commodities exchanges and brokers.

Section 4. Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the Custodian to deposit all or any part of the securities owned by the Trust or Series thereof in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or Series thereof.

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Section 5. Acceptance of Receipts in Lieu of Certificates. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the Custodian to accept written receipts or other written evidences indicating purchases of securities held in book-entry form in the Federal Reserve System in accordance with regulations promulgated by the Board of Governors of the Federal Reserve System and the local Federal Reserve Banks in lieu of receipt of certificates representing such securities.

ARTICLE XI

AMENDMENTS

These By-laws, or any of them, may be altered, amended or repealed, or new By-laws may be adopted by (a) vote of a majority of the Outstanding Shares voting in person or by proxy at a meeting of Shareholders and entitled to vote or (b) by the Trustees, provided, however, that no By-law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration of Trust or these By-laws, a vote of the Shareholders.

ARTICLE XII

MISCELLANEOUS

(A)

Except as hereinafter provided, no officer or Trustee of the Trust and no partner, officer, director or shareholder of the Investment Adviser of the Trust (as that term is defined in the 1940 Act) or of the underwriter of the Trust, and no investment adviser or underwriter of the Trust, shall take long or short positions in the securities issued by the Trust or any Series thereof.

(1)

The foregoing provisions shall not prevent the underwriter from purchasing Shares from the Trust or any Series if such purchases are limited (except for reasonable allowances for clerical errors, delays and errors of transmission and cancellation of orders) to purchase for the purpose of filling orders for such Shares received by the underwriter, and provided that orders to purchase from the Trust or any Series thereof are entered with the Trust or any Series thereof or the Custodian promptly upon receipt by the underwriter of purchase orders for such Shares, unless the underwriter is otherwise instructed by its customer.

(2)	The foregoing provision shall not prevent the underwriter from purchasing Shares of the Trust or any Series thereof as agent for the account of the Trust or any Series thereof.

(3)

The foregoing provisions shall not prevent the purchase from the Trust or any Series thereof or from the underwriter of Shares issued by the Trust or any Series thereof, by any officer, or Trustee of the Trust or any Series thereof or by any partner, officer, director or shareholder of the Investment Adviser of the Trust or any Series thereof or of the underwriter of the Trust at the price available to the public generally at the moment of such purchase, or as described in the then currently effective Prospectus of the Trust.

(4)

The foregoing shall not prevent the investment adviser, or any affiliate thereof, of the Trust or any Series thereof from purchasing Shares prior to the effectiveness of the first registration statement relating to the Shares under the Securities Act of 1933.

(B)

Neither the Trust nor any Series thereof shall lend assets of the Trust or of such Series to any officer or Trustee of the Trust or Series, or to any partner, officer, director or shareholder of, or person financially interested in, the investment adviser of the Trust or Series or the underwriter of the Trust.

(C)

The Trust shall not impose any restrictions upon the transfer of the Shares of the Trust or any Series thereof except as provided in the Declaration of Trust or as may be required to comply with federal or state securities laws, but this requirement shall not prevent the charging of customary transfer agent fees.

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(D)

The Trust shall not permit any officer or Trustee of the Trust, or any partner, officer or director of the investment adviser of the Trust or any Series thereof or underwriter of the Trust to deal for or on behalf of the Trust or a Series thereof with himself as principal or agent, or with any partnership, association or corporation in which he has a financial interest; provided that the foregoing provisions shall not prevent (a) officers and Trustees of the Trust or partners, officers or directors of the investment adviser of the Trust or any Series thereof or underwriter of the Trust from buying, holding or selling shares in the Trust or a Series thereof, or from being partners, officers or directors or otherwise financially interested in the investment adviser of the Trust or any Series thereof or any underwriter of the Trust; (b) purchases or sales of securities or other property by the Trust or a Series thereof from or to an affiliated person or to the investment adviser of the Trust or any Series thereof or underwriter of the Trust if such transaction is not prohibited by or is exempt from the applicable provisions of the 1940 Act; (c) purchases of investments by the Series of the Trust or sales of investments owned by the Trust or a Series thereof through a security dealer who is, or one or more of whose partners, shareholders, officers or directors is, an officer or Trustee of the Trust, or a partner, officer or director of the investment adviser of the Trust or any Series thereof or underwriter of the Trust, if such transactions are handled in the capacity of broker only and commissions charged do not exceed customary brokerage charges for such services; (d) employment of legal counsel, registrar, Transfer Agent, dividend disbursing agent or Custodian who is, or has a partner, shareholder, officer, or director who is, an officer or Trustee of the Trust, or a partner, officer or director of the investment adviser of the Trust or any Series thereof or underwriter of the Trust, if only customary fees are charged for services to the Trust or Series thereof; (e) sharing statistical research, legal and management expenses and office hire and expenses with any other investment company in which an officer or Trustee of the Trust, or a partner, officer or director of the investment adviser of the Trust or a Series thereof or underwriter of the Trust, is an officer or director or otherwise financially interested.

(E)

In accordance with Section 3804(e) of the Delaware Act, any suit, action or proceeding brought by or in the right of any Shareholder or any Person claiming any interest in any Shares seeking to enforce any provision of, or based on any matter arising out of, or in connection with, these By-Laws or the Trust, any Series or Class or any Shares, including any claim of any nature against the Trust, any Series or Class, the Trustees or officers or employees of the Trust, shall be brought exclusively in the Court of Chancery of the State of Delaware to the extent there is subject matter jurisdiction in such court for the claims asserted or, if not, then in the Superior Court of the State of Delaware, and provided, however, that any claims, suits, actions or proceedings arising under the federal securities laws shall be exclusively brought in the federal district courts of the United States of America. All Shareholders and other such Persons hereby irrevocably consent to the jurisdiction of such courts (and the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection they may make now or hereafter have to the laying of the venue of any such suit, action or proceeding in such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. All Shareholders and other such Persons agree that service of summons, complaint or other process in connection with any proceedings may be made by registered or certified mail or by overnight courier addressed to such Person at the address shown on the books and records of the Trust for such Person or at the address of the Person shown on the books and records of the Trust with respect to the Shares that such Person claims an interest in. Service of process in any such suit, action or proceeding against the Trust or any Trustee or officer of the Trust may be made at the address of the Trust’s registered agent in the State of Delaware. Any service so made shall be effective as if personally made in the State of Delaware.

END OF BY-LAWS

Harbor ETF Trust	By-Laws - Page 10 of 10 Eff 1/10/2024